Exhibit 99.1

For Immediate Release

Liquidia Technologies Announces $22.4 Million Private Placement

RESEARCH TRIANGLE PARK, NC – December 24, 2019 – Liquidia Technologies, Inc. (Nasdaq:LQDA) (“Liquidia”), a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT® technology, today announced that it has entered into a common stock purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors for the private placement of 7,164,534 shares of common stock at a purchase price of $3.13 per share, yielding expected gross proceeds of approximately $22.4 million. The private placement is expected to close on or about December 27, 2019, subject to the satisfaction of customary closing conditions.

Jefferies acted as the sole placement agent to Liquidia in connection with the private placement. Net proceeds from this private placement are expected to be used to complete ongoing development of LIQ861 and LIQ865 and for general corporate purposes.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Liquidia has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement no later than the 60th day after its entry into the Purchase Agreement. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Liquidia

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension and LIQ865 for the treatment of local post-operative pain. Having been evaluated in a phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration.

For Immediate Release

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, including the potential licensing of LIQ861, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding the anticipated closing of the private placement, the use of proceeds from the private placement, the filing of a registration statement to register the resale of the shares to be issued and sold in the private placement, clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of a New Drug Application (NDA) for LIQ861 and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, including but not limited to whether the conditions for the closing of the private placement will be satisfied. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:
Jason Adair

Vice President, Corporate Development and Strategy

919.328.4400

jason.adair@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com